FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:     October 19, 2001

Guaranty Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-23113 (Commission File Number)	75-1656431 (IRS Employer Identification No.)

100 W. Arkansas Street, Mt. Pleasant, Texas (Address of principal executive offices)	75455 (Zip Code)

Registrant’s telephone number, including area code     903-572-9881

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(Former name or former address, if changed since last report)

This report is filed pursuant to Item 4 of Form 8-K to report the change of name of the independent accounting firm that is utilized by the Registrant. Pursuant to General Instruction F of Form 8-K, the following documents are incorporated herein by reference and attached as the exhibits hereto.

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Pages

1.	Report of merger of Registrant’s	3
	certifying accountant and name
	of successor company as
	independent accountant and
	auditor.

2.	Letter from Fisk and Robinson,	4
	P.C. to the Securities and
	Exchange Commission stating
	information regarding merger.

3.	Letter from Fisk and Robinson,	5
	P.C. to Registrant regarding merger,
	with copy to the Securities and
	Exchange Commission.

Guaranty Bancshares, Inc.
By: Name: Title:	/s/ CLIFTON A. PAYNE —————————————— Clifton A. Payne —————————————— Executive Vice President & CFO ——————————————

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